Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 143 to the Registration Statement on Form N-1A of Fidelity Devonshire Trust: Fidelity Equity-Income Fund, Fidelity Stock Selector Large Cap Value Fund and Fidelity Mid Cap Value Fund of our reports dated March 13, 2013; Fidelity Large Cap Growth Fund of our report dated March 15, 2013; Fidelity Advisor Series Stock Selector Large Cap Value Fund and Fidelity Series Stock Selector Large Cap Value Fund, of our report dated March 20, 2013 on the financial statements and financial highlights included in the January 31, 2013 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers LLP
Boston, Massachusetts
March 25, 2013